Exhibit 99.1

Amicus Therapeutics Provides Full-Year 2017 Strategic Outlook and Financial Guidance

Strong Momentum for Galafold Launch in Europe and Multiple Global Regulatory Submissions Ahead

Additional Data from Pompe Phase 1/2 Clinical Study and Top-Line Data from Phase 3 Epidermolysis Bullosa Study Expected in 2017

$331M Cash Balance with Runway into 2H18

CRANBURY, NJ, January 9, 2017 — Amicus Therapeutics (Nasdaq: FOLD), a global biotechnology company at the forefront of therapies for rare and orphan diseases, today provided its full-year 2017 strategic outlook and financial guidance.

“In 2016 we made significant progress in our transformation to a global commercial-stage biotech company while we continued to advance and expand our tremendous pipeline of first- and/or best-in-class medicines for people living with devastating rare diseases,” stated John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc. “We begin 2017 in an excellent position to develop and deliver great medicines for patients and to create significant shareholder value. For this year, we are laser focused on five key strategic priorities: 1) advancing the international Galafold launch, 2) completing our regulatory submission for migalastat in Japan, 3) establishing our novel Pompe treatment paradigm ATB200/AT2221 as a highly differentiated therapy, 4) successfully completing our Phase 3 clinical study in patients with epidermolysis bullosa, and 5) maintaining our financing strength. With one commercial-stage medicine and two medicines in mid- and late-stage clinical development, as well as a biologics platform for future growth, our vision is to become a leading global biotechnology company focused on delivering meaningful benefits for patients with devastating rare diseases.”

Key 2016 Accomplishments

•                  Galafold™ (migalastat) full approval in European Union (EU) — first precision medicine and first oral treatment for Fabry disease received a broad label for patients 16 years and older with a confirmed diagnosis of Fabry disease and who have an amenable genetic mutation (estimated 35%-50% of the global Fabry population)

•                  Galafold international launch success — initial launch exceeding expectations with 61 patients on reimbursed Galafold (commercial or expanded access programs, or EAPs) as of December 31, 2016

•                  ATB200/AT2221 positive preliminary data from Pompe clinical study — compelling data on safety and pharmacokinetic (PK) profile in addition to biomarkers of muscle damage set important foundation for differentiating ATB200/AT2221 from any other approach

•                  Enrollment near complete in Phase 3 epidermolysis bullosa (EB) Study — significant momentum with sites now active in the U.S., Europe, and Australia

•                  Balance sheet strengthened - cash, cash equivalents, and marketable securities totaled $331 million at December 31, 2016

Mr. Crowley will discuss Amicus’ corporate objectives and key milestones in a presentation at the 35th Annual J.P. Morgan Healthcare Conference on Tuesday, January 10, 2017 at 8:30 a.m. PT (11:30 a.m. ET). A live webcast of the presentation can be accessed through the Investors section of the Amicus Therapeutics corporate web site at http://ir.amicusrx.com/events.cfm, and will be archived for 90 days.

2017 Financial Guidance

Cash, cash equivalents, and marketable securities totaled $331 million at December 31, 2016. As previously announced, the Company strengthened the balance sheet during 2016 with a $100 million at-the-market (ATM) equity financing as well as a $250 million convertible debt offering. The Company expects full-year 2017 net operating cash flow of between $175 million to $200 million and expects full-year 2017 total net cash spend (including third-party milestone payments and capital expenditures) of between $200 million and $225 million.

Program Highlights

Migalastat for Fabry Disease

Migalastat is an oral precision medicine intended to treat Fabry disease in patients who have amenable genetic mutations. As previously announced, the European Commission (EC) has granted full approval for migalastat under the trade name Galafold. The EC approval may serve as the basis for regulatory approvals in more than two-thirds of the global Fabry market that is outside the U.S. The Company has also defined a U.S. pathway to support full approval.

International Launch and Expanded Access Programs (EAP) Updates:

•                  61 patients (naïve and ERT-switch) on reimbursed Galafold as of December 31, 2016

•                  Six countries with reimbursement (commercial or EAP)

•                  Reimbursement dossiers submitted and pricing discussions are now underway in 18 countries

•                  National Institute for Health and Care Excellence (NICE) issued a final positive recommendation for reimbursement of Galafold in England

•                  Target of 300 patients treated with reimbursed Galafold by year-end 2017

Regulatory Updates:

•                  One additional approval secured outside EU (Switzerland)

•                  Regulatory submissions completed in six additional territories outside EU

•                  U.S. regulatory pathway defined by Amicus to support full approval

Anticipated Upcoming Fabry Disease Program Milestones:

•                  EU commercial launch in additional countries and EAP in additional territories

•                  Additional regulatory submissions including a Japanese regulatory submission (J-NDA) targeted for 1H17

•                  U.S. intermediate EAP

•                  Fabry ERT cell line development and program update

•                  Pivotal gastrointestinal (GI) symptoms study initiation

ATB200/AT2221 for Pompe Disease

ATB200/AT2221 is a novel treatment paradigm that consists of ATB200, a unique recombinant human acid alpha-glucosidase (rhGAA) enzyme with optimized carbohydrate structures, particularly mannose-6 phosphate (M6P), to enhance uptake, co-administered with AT2221, a pharmacological chaperone. Positive preliminary data were reported in the fourth quarter of 2016 from a global clinical study (ATB200-02) to evaluate safety, tolerability, PK, and pharmacodynamics (PD) of ATB200/AT2221. The study is enrolling 3 cohorts of patients, including ambulatory ERT-switch patients (Cohort 1), non-ambulatory ERT-switch patients (Cohort 2), and ERT-naïve patients (Cohort 3).

Key Preliminary Data Highlights from ATB200-02 Study in Initial ERT-Switch Patients:

•                  No infusion-associated reactions following 100+ infusions in nine initial ERT-switch patients treated for a maximum of 24 weeks

•                  Available PK and PD (muscle biomarker) data through week 14 in four initial ERT-switch patients showed the desired PK profile and improvements in key muscle damage biomarkers in two of four patients

Anticipated Upcoming Pompe Disease Program Milestones:

•      Additional ATB200-02 study clinical data as well as new preclinical findings to be presented at the 13th Annual WORLDSymposium in San Diego, CA from February 13-17, 2017

•                  ATB200-02 study data in naïve and non-ambulatory patients, as well as extension-phase data on all patient cohorts

•                  Meetings with US and EU regulators

SD-101 for Epidermolysis Bullosa (EB)

SD-101 is a novel, late-stage, proprietary topical treatment and potential first-to-market therapy for EB. SD-101 is currently being investigated in a registration-directed Phase 3 study (ESSENCE, also known as SD-005) to support global regulatory submissions.

SD-101 was granted FDA Breakthrough Therapy designation in 2013 based on results from a Phase 2a study for the treatment of lesions in patients suffering with EB. SD-101 is the first-ever treatment in clinical studies to show improvements in wound closure across all major EB types.

EB Phase 3 ESSENCE Study Highlights:

•                  Significant momentum enrolling patients diagnosed with Simplex, Recessive Dystrophic, or Junctional non-Herlitz EB

•      More than 95% of patients completing the primary treatment period have elected to continue in the open-label extension study

Anticipated EB Program Milestones:

•                  Top-line Phase 3 data anticipated mid-2017

Important Safety Information

Treatment with GALAFOLD should be initiated and supervised by specialists experienced in the diagnosis and treatment of Fabry disease. GALAFOLD is not recommended for use in patients with a nonamenable mutation.

•                  GALAFOLD is not intended for concomitant use with enzyme replacement therapy.

•      GALAFOLD is not recommended for use in patients with Fabry disease who have severe renal impairment (<30 mL/min/1.73 m2). The safety and efficacy of GALAFOLD in children 0–15 years of age have not yet been established.

•                  No dosage adjustments are required in patients with hepatic impairment or in the elderly population.

•      There is very limited experience with the use of this medicine in pregnant women. If you are pregnant, think you may be pregnant, or are planning to have a baby, do not take this medicine until you have checked with your doctor, pharmacist, or nurse.

•      While taking GALAFOLD, effective birth control should be used. It is not known whether GALAFOLD is excreted in human milk.

•                  Contraindications to GALAFOLD include hypersensitivity to the active substance or to any of the excipients listed in the PRESCRIBING INFORMATION.

•                  It is advised to periodically monitor renal function, echocardiographic parameters and biochemical markers (every 6 months) in patients initiated on GALAFOLD or switched to GALAFOLD.

•                  OVERDOSE: General medical care is recommended in the case of GALAFOLD overdose.

•                  The most common adverse reaction reported was headache, which was experienced by approximately 10% of patients who received GALAFOLD. For a complete list of adverse reactions, please review the SUMMARY OF PRODUCT CHARACTERISTICS.

•                  Call your doctor for medical advice about side effects.

For further important safety information for Galafold, including posology and method of administration, special warnings, drug interactions and adverse drug reactions, please see the European SmPC for Galafold available from the EMA website at www.ema.europa.eu.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a biotechnology company at the forefront of therapies for rare and orphan diseases. The Company has a robust pipeline of advanced therapies for a broad range of human genetic diseases. Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, SD-101 for Epidermolysis Bullosa (EB), as well as novel enzyme replacement therapy (ERT) and biologic products for Fabry disease, Pompe disease, and other rare and devastating diseases.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, financing plans, and the projected cash position for the Company. In particular, this press release relates to the preliminary data from a global Phase 1/2 study (ATB200-02) to investigate ATB200/AT2221. The inclusion of forward-looking statements arising from this preliminary data and study should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, and in particular the potential goals, progress, timing, and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidates; the potential that we may not be successful in commercializing Galafold in Europe or our other product candidates if and when approved; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; and the potential that we will need additional funding to complete all of our studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. The preliminary data and Phase 1/2 study discussed herein is inherently preliminary and early in the study, derived from a limited patient set, and later trial results with this patient set or others may not be consistent with these preliminary results. With respect to statements regarding projections of the Company’s cash position, actual results may differ based on market factors and the Company’s ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino

Senior Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

MWW PR

Sid Dinsay

sdinsay@mww.com

(646) 381-9017

FOLD—G